Exhibit 10.43
PAYMENT AGREEMENT
     THIS PAYMENT AGREEMENT (this “Agreement”) is between UFOOD RESTAURANT GROUP, INC., a corporation organized under laws of the State of Nevada, with offices located at 255 Washington Street, Suite 100, Newton, Massachusetts 02458, (hereinafter referred to as the “Company”), and SUMMIT TRADING LIMITED, an international business organized under the laws the Commonwealth of The Bahamas, with a mailing address of Charlotte House, P.O. Box N-65, Charlotte Street, Nassau, Bahamas (hereinafter referred to as the “STL”).
     WHEREAS, STL is in the business of assisting public companies with short and long term funding sources, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and
     WHEREAS, the Company has had presented to it one or more plans of public and investor relations to utilize other business entities to achieve the Company’s goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and
     WHEREAS, STL has advised the Company that STL is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter the “Act”) or the Securities and Exchange Act of 1934) (hereinafter the “Exchange Act”), underwriting, banking, is not an insurance company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and
     WHEREAS, the parties agree, after having a complete understanding of the services desired to be provided to the Company and Company desires to have STL fund a plan of public and investor relations which have been selected by the Company;
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Duties and Involvement.
     The Company has engaged STL to provide a plan, and for coordination in executing the agreed-upon plan, for using various investor and public relations services as agreed by both parties (the “Plan”). After agreeing upon the Plan, the Company desires to have STL undertake to pay its monetary obligations to fund the costs of coordinating the financial and public relations services contemplated by the Plan. STL in return for the compensation hereinafter described has agreed to undertake to pay the Company’s obligations with respect to coordinating the Plan.
     2. Relationship Among the Parties; Representations.
     STL acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that STL, through stock ownership or otherwise, does not have the power to either control the Company or to exercise any dominating influences over its management.
     STL shall perform all services under this Agreement as an independent contractor and not as an employee or agent of the Company. STL is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. STL shall be responsible for payment of all taxes on its income or activities, and the Company shall not withhold any federal, provincial, state, or local payroll or employment taxes from any fees or other amounts payable under this Agreement unless the Company determines that such withholding is required under applicable law or regulation. STL shall comply with any and all federal and state securities laws, regulations and orders in connection with its provision of services under this Agreement.
     The Parties represent and warrant that: (i) each is a company duly organized and existing under the laws of the state in which each is incorporated identified above in the preamble; (ii) each has the full right, power and authority to execute this Agreement and to perform the obligations hereunder; (iii) this Agreement constitutes and will constitute the valid and binding obligation of the Parties enforceable in accordance with its terms; (iv) the individual executing this Agreement on each Party’s behalf has been duly authorized to do so; and (v) STL has the expertise and experience to perform the services set forth herein in accordance with the terms of this Agreement.
     3. Effective Date, Term and Termination.
     This Agreement shall be effective on June 29, 2010 and will continue until June 29, 2011. Notwithstanding the foregoing, the Company in its sole discretion upon fifteen (15) days advance written notice may terminate this Agreement effective December 29, 2010, in which event STL shall promptly return one-half of the Payment (as defined herein) to the Company.
     4. Compensation.
     The Company agrees to pay STL, or its designee certified in writing to the Company, as follows: ten thousand (10,000) shares of the Company’s to be issued as Series B 8% Redeemable Convertible Preferred Stock, par value $.0001 per share (“Series B Preferred Shares”), such Series B Preferred Shares to have a Stated Value of $1,000,000 as provided by the Certificate of the Designations, Powers, Preferences and Rights of the Series A 8% Redeemable Convertible Preferred Stock and Series B 8% Redeemable Convertible Preferred Stock to be filed with the State of Nevada pursuant to the Company’s private placement of Series B Preferred Shares commencing on or about June 29, 2010 (the “Offering”) (collectively referred to herein as “Payment”).
     This Payment will be considered total and complete consideration for STL performing its duties and involvement as defined in Section 1, of this Agreement. The Payment shall be deemed earned upon the signing of this Agreement and shall be issued to STL on the same terms and conditions as offered to subscribers of the Offering. Upon issuance of the Series B Preferred Shares to STL, the Company shall have no further payment obligations to either STL.

     The Company agrees to pay for all costs and expenses incurred and associated with its employees’ working with STL and its representatives, including lodging, meals and travel as necessary and additionally, agrees to pay the cost of printing, due diligence shows, email, radio, television and other outside services that it approves in writing in conjunction with STL or any other third party introduced to the Company to execute any portion of any Plan proposed and agreed to. STL shall be responsible for the out-of-pocket expenses, e.g., travel and lodging, of its own personnel.
     5. Investment Representations.
     (a) The Company represents and warrants that it has provided STL with access to all information available to the Company concerning the Company’s condition, financial and otherwise, its management, its business and its prospects. The Company represents that all of the reports required by the Act or the Exchange Act have been filed with the Securities and Exchange Commission (“Commission”) and are available online on the Commission’s EDGAR portal (the “Disclosure Documents”). STL acknowledges that the acquisition of the Series B Preferred Shares involves a high degree of risk. STL represents that it-and its advisors-have been afforded the opportunity to discuss the Company with its management. The Company represents that it will provide STL at its request with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents and will promptly notify STL upon the filing or any registration statement or other periodic report filed (“Reports”) pursuant to the Act or the Exchange Act at least 24 hours prior to filing such Reports. The Company will also provide STL with Security Position Reports as provided through Depository Trust & Clearing Corporation on a bi-weekly basis and any transfer activity forms delivered to the Company by its transfer agent within 5 days after STL’s request, which requests to be made on a periodic basis after discussion with the Company.
     (b) STL represents that neither it nor its officers, directors, or employees are subject to any disciplinary action by either the Financial Industry Regulatory Authority or the Commission by virtue of any violations of their rules and regulations and that to the best of its knowledge neither is its affiliates nor subcontractors are subject to any such disciplinary action.
     (c) If required by United States law or regulation, STL will take necessary steps to prepare and file any necessary forms to comply with the transfer of the shares of stock from Company to STL, including, if required, Form 13(d).
     (d) STL represents and warrants to the Company as follows:
          (i) The Series B Preferred Shares, and the Common Shares underlying the Series B Preferred Shares, are being acquired by STL for its own account, and not on behalf of any other person, and are being acquired for investment purposes and not for distribution.
          (ii) The Series B Preferred Shares are a suitable investment for STL, taking into consideration the restrictions on transferability affecting the Series B Preferred Shares and the Common Shares.
          (iii) The Series B Preferred Shares to be received by STL will be acquired for investment for STL’s own account and not with a view to the distribution of any part thereof, and that STL has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws.
          (iv) STL is and has experience as an investor in securities of companies, and acknowledges that the securities to be acquired hereunder are speculative and involve a high degree of risk. STL can bear the economic risk of its investment, including possible complete loss of such investment, for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities purchased hereunder. STL understands that the securities to be acquired hereunder have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated upon the accuracy of STL’s representations and warranties in this Agreement. STL is familiar with Regulation D promulgated under the Securities Act and is an “accredited investor” as defined in Rule 501(a) of such Regulation D.
          (v) STL understands that the securities to be acquired hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described below. In this connection, STL represents that it is familiar with Securities and Exchange Commission, Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
          (vi) STL understands and acknowledges that the certificates evidencing the securities to be purchased hereunder may bear substantially the following legend or if another legend may be affixed to the certificates issued to subscribers of the Offering then such legend shall be affixed to any certificate issued and delivered to STL:
          THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH (I) REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, (II) AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (III) UNDER AN EFFECTIVE REGISTRATION STATEMENT, AND, N EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     6. Issuance of and Registration of Securities and Liquidated Damages.
     The Company agrees that it will include the common stock underlying the Series B Preferred Shares (“Common Shares”) issued to STL in the registration statement pursuant to the terms and conditions set forth in the Registration Rights Agreement to be entered into by the Company and each subscriber of the Offering. Notwithstanding the registration of the Common Shares, STL acknowledges and agrees that the Common Shares underlying the Series B Preferred Shares may not be sold or otherwise disposed of until June 29, 2011, provided, however, that the Common Shares issued to STL will be included in the registration statement pursuant to the terms and conditions set forth in the Registration Rights Agreement. The Company hereby agrees that it will instruct its transfer agent to issue the Common Shares promptly after the conversion of the Series B Preferred and, if the conversion of the Series B Preferred Shares is twelve (12) or more months following the issuances of the Series B Preferred Shares, free and clear of all restrictive legends.
     The Company hereby acknowledges that time is of the essence with respect to issuance of the Common Shares and removal of the restrictive legend from the Common Shares. In the event that the Common Shares are not issued before June 29, 2011 or the restrictive legend is not removed within ten (10) days after written demand is made by STL (provided that (i) the Company’s transfer agent requires the removal of a self-executing restrictive legend that lapses with the passage of time as a condition to transfer, and (ii) the demand is made twelve (12) or more months following the issuance of the Series B Preferred Shares), the Company agrees to issue to STL as liquidated damages an additional number of Common Shares, equal to Ten Percent (10%) of the Common Shares then owned by STL (excluding any Common Shares purchased in open market transactions), for each additional thirty (30) day delay in removing the restrictive legend from the Common Shares.
     The Company will undertake to comply with the various states’ securities laws with respect to the registration of the Common Shares underlying the Series B Preferred Shares therein. The Company undertakes to make available to STL=for review and comment, on a timely basis and prior to submission to the Commission, copies of proposed filings under the Act and Exchange Act unless the Company is advised by counsel that such disclosure is inappropriate. Notwithstanding the foregoing, the Company’s failure to make such proposed filings available to STL shall not be a breach by the Company of this Agreement, notwithstanding the provisions of Section 5(a) of this Agreement.
     The Company warrants to STL that it has complied with all corporate and legal requirements to issue the Series B Preferred Shares, and the Common Shares underlying the Series B Preferred Shares to STL including, without limitation, obtaining the approval of its Board of Directors. At STL’s request, the Company will provide STL a letter from its counsel to the effect that all such corporate actions have been taken.
     7. Confidentiality.
     STL understands that the Company, from time to time, has and shall continue to impart to it or provide it access to confidential business information, whether such information is written, oral or graphic, including, but not limited to, financial plans and records, marketing plans, technology processes and practices, business strategies and relationships with third parties, present and proposed products, trade secrets, information regarding customers and suppliers, strategic planning and systems and contractual terms (collectively “Confidential Information”). STL agrees that it will (i) only to use the Confidential Information to provides services to or for the benefit of the Company, and (ii) not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any Confidential Information of the Company.
     8. Covenant Not to Compete.
     STL covenants and agrees that, during the term of this agreement, neither it or any of its affiliates or subsidiaries (i) will compete directly with the Company in the Company’s primary industry or related fields, or (ii) accept, without the advance written consent of the Company, any client that is in the fast-casual food service business that has a franchise or combination of company-owned and franchise business model.
     STL recognizes and agrees that because a violation by it of its obligations under this Section 8 and/or Section 7 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, without limiting any other rights or remedies available to the Company, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.
     9. Indemnification.
     The Company agrees to indemnify and hold harmless STL and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several (“Losses”), to which STL or any such other person, may become subject, insofar as such Losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement of material fact contained in any registration statement or otherwise authorized by the Company, except any Losses resulting from the gross negligence or willful misconduct of STL or such persons acting under the direction of or with the consent STL; and will reimburse the STL, or any such other person, for any legal or other expenses reasonably incurred by the STL, or any such other person, in connection with investigation or defending any such Losses except Losses resulting from the gross negligence or willful misconduct of STL or any such person.
     STL agrees to indemnify and hold harmless the Company and its respective agents and employees, against any Losses, to which the Company or any such other person, may become subject, insofar as such Losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon (i) STL’s breach of any provision of this Agreement, (ii) STL’s negligence or misconduct, or (iii) the violation by STL of any federal or state law or regulation; and will reimburse the Company, or any such other person, for any legal or other expenses reasonably incurred by the Company, or any such other person, in connection with investigation or defending any such Losses.
     If any action shall be brought against STL or the Company, as applicable (the “Indemnified Party”), in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall promptly notify the other party (the “Indemnifying

Party”) in writing, and the Indemnifying Party shall assume the defense thereof with counsel mutually agreed to by the Parties. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party. The Indemnified Party will not be liable to Indemnifying Party under this Agreement for any settlement by Indemnifying Party effected without the Indemnified Party’s prior written consent or to the extent Losses are attributable to Indemnifying Party’s breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement.
     10. Miscellaneous Provisions.
     (a) Time. Time is of the essence of this Agreement.
     (b) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.
     (c) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.
     (d) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.
     (e) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.
     (f) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.
     (g) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.
     (h) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     (i) Assignment. Except as may be provided herein this Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.
     (j) Arbitration.
          i. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, any unresolved controversy or claim arising out of or relating to this contract, Agreement or the a breach thereof-, shall be settled by arbitration administered by in accordance with the rules of the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on upon the award rendered by a single arbitrator the Arbitrator may be entered in any court having jurisdiction thereof
          ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.
          iii. The situs of the arbitration shall be Boston, Massachusetts.
          iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the arbitrator.
     (k) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice, to the other Party.
     (i) Governing law. The Agreement shall be construed by and enforced in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of law principles.
     (m) Entire agreement. This Agreement contain the entire understanding and agreement among the parties relating to the provision of services set forth in Section I hereof. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto other than the Consulting Agreement. This Agreement may be amended only in writing signed by the Company and STL.
     (n) Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.
     (o) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

     (p) Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.
     (q) Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.
     (r) Transactions in the Company’s Common Stock. STL will not directly or indirectly, nor will any person acting on behalf of or pursuant to any understanding with STL, execute-sales, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act, of the common stock of the Company during the term of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

CONSULTANT:

INVESTOR RELATIONS SERVICES, INC.

By:
Richard J. Fixaris, President and CEO

COMPANY:

UFOOD RESTAURANT GROUP, INC.

By:	/s/ Charles Cocotas
Charles Cocotas, as President